Astrata

Innovative Location Based Solutions

using positioning information to improve productivity

NASDAQ ATTG:OB

Safe Harbor

The forward-looking statements made in this presentation and any subsequent Q&A period, including any comments relating to our financial performance, are subject to risks and uncertainties. Astrata's actual results may differ materially from those currently anticipated due to a number of risk factors, including, but not limited to the competitive nature of the marketplace, the condition of the worldwide economy and other factors detailed in its Form 10-KSB and subsequent 10-QSB's, 8-K's or other documents filed with the Securities and Exchange Commission.









We provide advanced, low cost Geo-IT services and solutions



Track, Monitor and Control

Remember the last time you called the cable company for service, and they said "we will be there next Tuesday between 8AM and 5PM" ?

- ***A Geo-IT system that is aware of the location and status of all service technicians at all times***
- ***An automated system that calls you and offers you 30 min slots for the visit from the service technicians***
- ***In other words you dispatch the engineer***

Do you recall the uncovering of the Al-Qaeda plot in Singapore to drive 36 ton fuel trucks into key government buildings and infrastructure?

- Driver, Truck and Cargo Association and Identification – RFID
- Ability to Pre-define “safe” routes to drive on
- Accurately Track the trucks location speed (tunnels and underground parking lots)
- Monitor deviation from the route and respond immediately
- Automatically slow down and/or immobilize truck totally

The Astrata technology solution was selected from 28 competing technologies

In January Astrata began commissioning the solution and is 80% complete

About Astrata

We *understand* Location Based Solutions for security and business process requirements

- **We have been in this industry since 1986**
- **We have designed and shipped over 80,000 GPS units around the world**
- **Currently on our 8th generation technology**

- **We *own* and *control* the entire technology value chain**
  - **We design and write our own software, firmware, and hardware**
  - **ISO 9001:2000 accredited & Workmanship certified MIL STD 2000A and ANSI/J STD-001**



We provide advanced, low cost Geo-IT services and solutions



Products and Services

Telematics Products & Services



Satellite and Cellular based product line

Astrata Technology



Applications

- Voice Channel Option
- Driver ID- Biometrics
- Driver Profiling/ Authorization
- HR Applications
- Engine Interface
- Cargo/Inventory Control RFID



GLP
Driver Profiling
Driver Authorization
Navigation
Messaging
Point of Sale
Geo Locks
Nuclear Sniffers
Barcode Scanner
Passive Infrared
Security
RF Beacon
Motion Sensing
Trailer Identification
Cargo Control
Handset Interface
Fixed Dialing
Voice Module
RF Identification
Security
In Cab Video Feed
Freight Security
Mobile Driver Terminal
Driver Identification

- Container Tracking, Geo-Lock, Nuclear Sniffers

Custom Engineering Applications








We provide advanced, low cost Geo-IT services and solutions



The Market



IN TRANSIT



FUEL TANKER



BUREAU



CIVIL DEFENSE



PORT AUTHORITIES

Telematics Applications



CROSS BORDER



CONTAINER TRACKING



AGRICULTURE



EARTH MOVING EQUIPMENT



WORKFORCE MANAGEMENT

The Market - Telematics



+24% p.a.
$7 bn
$10 bn
$19 bn
$30 bn
$49 bn
2001
2002
2004
2006
2010

*Including airtime resale revenues

Source: UBS Warburg 2000

Telematics Market Segmentation



Sophistication
FIN
CMR
HR
IT
Geo-IT
Track & Trace
Lo-Jack SVR

Target customers

- Business to Business
  - Owners of fleets
  - Owner with field workers: sales people, service technicians/crews
- Homeland Security
  - HAZMAT Tracking
  - Container Tracking



We provide advanced, low cost Geo-IT services and solutions



Revenue Model

Telematics Revenue Model and Business Strategy

- We intend to leverage the cellular phone company's successful customer acquisition strategy - i.e. subsidization of the upfront hardware cost to customers
- Sign three year service contracts
- Our Gross Margin Percentage goal is to exceed ***55%***



We provide advanced, low cost Geo-IT services and solutions



Financials

Historical Revenue (3 years)



Revenue
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
US Dollars
(three months)
Feb 28 03
Feb 29 04
Feb 28 05
Unconsolidated Sales
$1,580,000
Consolidated Sales
$1,636,933
$10,036,803
$14,700,000
Year Ending

Historical Gross Margin (3 years)



Gross Profit
US Dollars
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
(three months)

	Feb 28 03	Feb 29 04	Feb 28 05
Unconsolidated GP			$627,000
Gross Profit	$806,310	$4,368,408	$5,800,000

Year Ending

Astrata ATTG

Income Statement

ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

		February 28, 2005		February 29, 2004
Net sales	$	14,677,230	$	10,036,803
Cost of goods sold		8,885,885		5,668,395
Gross profit		5,791,345		4,368,408
Selling, general and administrative expenses		11,427,291		3,818,716
Research and development		1,255,361		380,934
Purchased in-process research and development		-		102,578
Operating (loss) income		($6,891,307)		66,180
Other income (expense):				
Interest expense		($536,850)		($10,436)
Other income		110,132		33,582
Total other (expense) income		($426,718)		23,146
Income (loss) before provision for income taxes and minority interest		($7,318,025)		89,326
Income tax provision		38,010		105,349
(Loss) before minority interest and equity income		($7,356,035)		($16,023)
Minority interest		($3,749)		($8,724)
Equity in net earnings of affiliate		48,324		-
Net (loss)	$	(7,311,460)	$	(24,747)
Other comprehensive income (loss) and its components consist of the following:				
Net (loss)	$	(7,311,460)	$	(24,747)
Foreign currency translation adjustment, net of tax		($127,805)		341,859
Other comprehensive income (loss)	$	(7,439,265)	$	317,112
Loss per common share:				
Basic	$	(0.78)	$	-
Diluted	$	(0.78)	$	-
Weighted average common shares outstanding:				
Basic		9,363,594		6,275,000
Diluted		9,363,594		6,275,000

Balance Sheet

ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2005

ASSETS		
Current assets:		
Cash and cash equivalents	$	1,281,064
Trade and other receivables, net		2,608,779
Inventories		3,990,966
Deferred financing costs, net		227,150
Other assets		247,517
Total current assets		8,355,476
Property and equipment, net		1,311,372
Intangible assets, net		1,817,208
Goodwill		2,481,280
Investment in and advances to affiliate		365,671
Total assets	$	14,331,007
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$	6,398,157
Line of credit		1,155,049
Bridge loan, net of debt issue discount		1,369,125
Income taxes payable		204,523
Unrealized Foreign exchange loss liability		76,641
Notes payable to stockholders		2,035,050
Advance from stockholder		42,781
Current portion of long-term liabilities		546,466
Total current liabilities		11,827,792
Redeemable preferred stock of subsidiary		542,824
Deferred tax liability		553,673
Long-term liabilities		48,989
Total liabilities		12,973,278
Minority interest		219,959
Commitments and contingencies		
Stockholders' equity:		
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued or outstanding		-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 11,228,886 issued and outstanding		1,123
Additional paid-in capital, net		8,769,202
Deferred compensation cost		-687,500
Accumulated deficit		-7,327,821
Accumulated other comprehensive income		382,766
Total stockholders' equity		1,137,770
Total liabilities and stockholders' equity	$	14,331,007

Summary

- Seasoned Management team
- Very Fast Growing Market
- US market untapped
- Infrastructure established in Europe and South East Asia
- Good mix between B2B and Government (Homeland security)
- The most advanced technology at the lowest cost